EXHIBIT 10.1

ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
AND BUSINESS FINANCING AGREEMENT

          This Addendum is made to (i) that certain Agreement for Wholesale Financing executed on the 29th day of July, 2005, between EMTEC, INC., a New Jersey corporation, and Westwood Computer Corporation (individually, collectively and jointly and severally “Dealer”) and GE Commercial Distribution Finance Corporation (“CDF”), as amended (“AWF) and (ii) that certain Business Financing Agreement between Dealer and CDF dated July 29, 2005, as amended (“BFA”).

          FOR VALUE RECEIVED, CDF and Dealer agree as follows:

          1. Section 3.2 of the BFA is hereby amended to read as follows, and, to the extent applicable, the following provision shall also amend the AWF (capitalized terms shall have the same meaning as defined in the BFA unless otherwise indicated):

“3.2 Available Credit; Paydown. On receipt of each Schedule, CDF will credit Dealer with such amount, up to the remainder of (a) Eighty-Five Percent (85%) of the net amount of eligible Accounts listed in such Schedule, minus (b) the amount of Dealer’s SPP Deficit (as defined below) under Dealer’s Agreement for Wholesale Financing (the ‘AWF’) with CDF, as in effect from time to time, minus (c) Five Million Dollars ($5,000,000) ((a) minus the sum of (b) and (c) is referred to herein as the ‘Available Credit’). In no event will CDF credit Dealer with more than Dealer’s maximum Accounts Receivable Facility from time to time established by CDF, not to exceed the Available Credit.

Dealer’s ‘SPP Deficit’ shall mean the amount, if any, by which Dealer’s total current outstanding indebtedness to CDF under the AWF as of the date of the Inventory Report (as defined below) exceeds the Inventory Value (as defined below) as determined by, and as of the date of, the Inventory Report. Such SPP Deficit, if any, will remain in effect for purposes of this Agreement until the preparation and delivery by Dealer to CDF of a new Inventory Report. Dealer will forward to CDF by the tenth (10th) day of every month an Inventory Report dated as of the last day of the prior month which specifies the total aggregate wholesale invoice price of all of Dealer’s inventory financed by CDF under the AWF that is unsold and in Dealer’s possession and control as of the date of the Inventory Report.

The term ‘Inventory Value’ is defined herein to mean One Hundred Percent (100%) of the total aggregate wholesale invoice price of all of Dealer’s inventory financed by CDF under the AWF that is unsold and in Dealer’s possession and control as of the date of the Inventory Report and to the extent that CDF has a first priority, fully perfected security interest therein.

If, for any reason, Dealer’s outstanding loans under Dealer’s Accounts Receivable Facility shall at any time exceed Dealer’s Available Credit, Dealer will immediately repay to CDF the amount of such excess.

Furthermore, as an amendment to the AWF, in the event Dealer’s SPP Deficit exceeds at any time (a) Eighty-Five Percent (85%) of the net amount of eligible Accounts, minus (b) Dealer’s outstanding loans under Dealer’s Accounts Receivable Facility, minus (c) Five Million Dollars ($5,000,000), Dealer will immediately pay to CDF, as a reduction of Dealer’s total current outstanding indebtedness to CDF under the AWF, such excess. CDF will loan Dealer, on request, such amount so credited or a part thereof as requested provided that at no time will such outstanding loans exceed the Accounts Receivable Facility.

No advances or loans need be made by CDF if Dealer is in Default.”

          2. Section 12 (k) of the AWF is hereby amended to read as follows (capitalized terms shall have the same meaning as defined in the AWF unless otherwise indicated):

“(k) Dealer or any Guarantor, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law as a result of which the related proceedings, if an involuntary proceeding, remain undismissed, undischarged or unbonded for a period of 60 days from the commencement thereof or which results in the entry of an order for relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within 60 days of the entry thereof (it being understood that CDF will not be obligated to give any approvals to Vendors for new inventory financing during said 60 day period);”

Dealer waives notice of CDF’s acceptance of this Addendum.

          All other terms and provisions of the AWF and BFA, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, Dealer and CDF have executed this Addendum on this ____ day of ____________, 2006.

Westwood Computer Corporation		EMTEC, INC.

By:	/s/ Keith Grabel	By:	/s/ Dinesh Desai

	Keith Grabel		Dinesh Desai
	President		Chairman

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
By:	/s/ David Mintert

David Mintert Vice President of Operations